UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) January 17, 2007

OAKMONT ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51423	20-2679740
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

33 Bloomfield Hills Pkwy., Ste. 240

Bloomfield Hills, MI 48304

(Address of Principal Executive Offices) (Zip Code)

(248) 220-2001

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On January 17, 2007, Oakmont Acquisition Corp. (the “Company”) terminated the July 28, 2006 Purchase Agreement as amended (the “Purchase Agreement”) it had entered into with One Source Equipment Rentals, LLC, an Indiana LLC, One Source Equipment Rentals of Lafayette, LLC, an Indiana LLC, One Source Equipment Rentals of Dayton, LLC, an Ohio, LLC, One Source Equipment Rentals of Morton, LLC, an Illinois, LLC, One Source Equipment Rentals of Decatur, LLC, an Illinois LLC, One Source Equipment Rentals of Granite City, LLC, an Illinois LLC (collectively “One Source”) and all of the members of the Parent (the “Members”), providing for the purchase by the Company from One Source of substantially all of the operating assets of One Source. The Purchase Agreement was terminated due to a failure of Seller to meet certain of Buyer’s conditions to close contained within the Agreement. A copy of the Notice of Termination is attached hereto as Exhibit 2.1.

Item 9.01 Financial Statements Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

OAKMONT ACQUISITION CORP.

By:	/s/ Michael C. Azar
Name:	Michael C. Azar
Title:	President

Date: February 5, 2007

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Termination Notice dated January 17, 2007 among the Company, One Source Equipment Rentals, LLC, an Indiana LLC, One Source Equipment Rentals of Lafayette, LLC, an Indiana LLC, One Source Equipment Rentals of Dayton, LLC, an Ohio, LLC, One Source Equipment Rentals of Morton, LLC, an Illinois, LLC, One Source Equipment Rentals of Decatur, LLC, an Illinois LLC, One Source Equipment Rentals of Granite City, an Illinois LLC